Exhibit 99.1

GM FINANCIAL REPORTS JUNE QUARTER OPERATING RESULTS

•	Earnings of $96 million

•	Loan originations of $1.3 billion

•	GM lease originations of $173 million

•	Annualized net credit losses of 2.4%

FORT WORTH, TEXAS August 4, 2011 – GENERAL MOTORS FINANCIAL COMPANY, INC. (“GM Financial” or the “Company”), announced net income of $96 million for the quarter ended June 30, 2011, and $173 million for the six months ended June 30, 2011.

Loan originations were $1.3 billion for the quarter ended June 30, 2011, compared to $1.1 billion for the quarter ended March 31, 2011 and $906 million for the quarter ended June 30, 2010. Lease originations of General Motors Company (“GM”) vehicles were $173 million for the quarter ended June 30, 2011, compared to $311 million for the quarter ended March 31, 2011. Loan and lease financing for new GM vehicles accounted for 38.0% of total loan and lease originations for the quarter ended June 30, 2011, compared to 38.8% for the quarter ended March 31, 2011. Originations for the six months ended June 30, 2011 were $2.5 billion, compared to $1.5 billion for the six months ended June 30, 2010. Finance receivables totaled $9.1 billion at June 30, 2011.

Finance receivables 31-to-60 days delinquent were 4.4% of the portfolio at June 30, 2011, compared to 6.2% at June 30, 2010. Accounts more than 60 days delinquent were 1.7% of the portfolio at June 30, 2011, compared to 2.7% a year ago.

Annualized net charge-offs were 2.4% of average finance receivables for the quarter ended June 30, 2011, compared to 4.5% for the quarter ended June 30, 2010. For the six months ended June 30, 2011, annualized net charge-offs were 3.2%, compared to 6.1% last year.

The Company had total available liquidity of $1.5 billion at June 30, 2011, consisting of $526 million of unrestricted cash, approximately $675 million of borrowing capacity on unpledged eligible assets and $300 million on a line of credit from GM.

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About GM Financial

General Motors Financial Company, Inc. provides auto finance solutions through auto dealers across the United States and Canada. GM Financial has approximately 3,300 employees, 700,000 customers and $9 billion in auto receivables and leases. The Company is a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s transition report on Form 10-K/T for the six month period ended December 31, 2010. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale vehicle values, reliance on warehouse financing and capital markets, the ability to continue to securitize loans, the continued availability of credit enhancement for securitization transactions on acceptable terms, fluctuating interest rates, competition, regulatory and legal changes, the high degree of risk associated with subprime borrowers, and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

On October 1, 2010, the Company was acquired by General Motors Holdings LLC, a wholly owned subsidiary of General Motors Company. The merger was accounted for under purchase accounting whereby the purchase price of the transaction was allocated to the assets acquired and liabilities assumed based upon fair market values. As a result of the purchase price allocation, the carrying value of GM Financial’s net finance receivables, deferred tax assets, credit facilities, securitization notes payable and uncertain tax positions increased. Additionally, goodwill of approximately $1.1 billion was established on October 1, 2010. The consolidated financial statements as of and for the three and six months ended June 30, 2011 (labeled “Successor”) reflect the change in basis from the application of purchase accounting. The consolidated financial statements for the periods prior to the merger (labeled “Predecessor”), have been prepared on the same basis as the audited financial statements included in the annual report on Form 10-K for the year ended June 30, 2010.

General Motors Financial Company, Inc.

Consolidated Statements of Income

(Unaudited, Dollars in Thousands)

	Successor		Predecessor
	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Revenue
Finance charge income	$290,916	$558,762	$338,531	$678,423
Other income	38,969	66,290	23,142	44,355

	329,885	625,052	361,673	722,778

Costs and expenses
Operating expenses	85,379	161,785	68,304	143,519
Leased vehicles expenses	13,098	21,582	5,620	14,308
Provision for loan losses	44,570	83,994	49,326	123,909
Interest expense	42,817	83,434	98,730	205,314
Restructuring charges, net			534	754

	185,864	350,795	222,514	487,804

Income before income taxes	144,021	274,257	139,159	234,974
Income tax provision	48,203	101,201	53,609	86,218

Net income	$95,818	$173,056	$85,550	$148,756

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	Successor		Predecessor
	June 30, 2011	December 31, 2010	June 30, 2010
Assets
Cash and cash equivalents	$525,728	$194,554	$282,273
Finance receivables, net	8,587,015	8,197,324	8,160,208
Restricted cash – securitization notes payable	937,162	926,082	930,155
Restricted cash – credit facilities	109,386	131,438	142,725
Property and equipment, net	46,810	47,290	37,734
Leased vehicles, net	439,430	46,780	94,677
Deferred income taxes	119,975	157,884	81,836
Goodwill	1,108,696	1,094,923
Other assets	210,971	122,463	151,425

Total assets	$12,085,173	$10,918,738	$9,881,033

Liabilities and Shareholder’s Equity
Liabilities
Credit facilities	$422,756	$831,802	$598,946
Securitization notes payable	6,880,681	6,128,217	6,108,976
Senior notes	569,870	70,054	70,620
Convertible senior notes	1,447	1,446	414,068
Accounts payable and accrued expenses	203,361	97,169	141,052
Taxes payable	75,203	160,712	68,961
Intercompany taxes payable	186,155	42,214
Interest rate swap agreements	23,720	46,797	70,421
Other liabilities	11,486	10,219	7,565

Total liabilities	8,374,679	7,388,630	7,480,609

Shareholder’s equity	3,710,494	3,530,108	2,400,424

Total liabilities and shareholder’s equity	$12,085,173	$10,918,738	$9,881,033

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Successor		Predecessor
	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Cash flows from operating activities:
Net income	$95,818	$173,056	$85,550	$148,756
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,176	41,044	17,047	35,398
Amortization of debt discount	(21,574)	(44,691)
Amortization of finance receivables premium	58,995	126,922
Accretion and amortization of loan and leasing fees	(4,978)	(7,914)	62	779
Provision for loan losses	44,570	83,994	49,326	123,909
Deferred income taxes	59,645	37,856	(350)	(69,144)
Stock-based compensation expense	3,128	6,053	3,605	8,209
Other	(8,336)	(17,180)	5,968	3,018
Changes in assets and liabilities:
Other assets	(10,384)	1,137	(6,918)	33,440
Accounts payable and accrued expenses	3,544	(9,221)	(31,755)	27,447
Taxes payable	(104,430)	(87,313)	9,605	11,906
Intercompany taxes payable	89,124	143,941
Sale of leases held for sale	24,907	24,907

Net cash provided by operating activities	253,205	472,591	132,140	323,718

Cash flows from investing activities:
Purchases of receivables	(1,318,304)	(2,453,086)	(894,301)	(1,504,944)
Principal collections and recoveries on receivables	925,885	1,880,176	873,516	1,826,064
Purchases of leased vehicles	(97,542)	(417,748)
Proceeds from termination of leased vehicles	8,181	21,061
Net change in restricted cash and other	87,535	(23,351)	87,325	(57,572)

Net cash (used) provided by investing activities	(394,245)	(992,948)	66,540	263,548

Cash flows from financing activities:
Net change in credit facilities	(988,493)	(407,482)	(59,191)	(110,981)
Net change in securitization notes payable	840,205	795,147	(354,370)	(483,434)
Issuance of senior notes	500,000	500,000
Other net changes	(16,926)	(34,735)	(511)	(30,582)

Net cash provided (used) by financing activities	334,786	852,930	(414,072)	(624,997)

Net increase (decrease) in cash and cash equivalents	193,746	332,573	(215,392)	(37,731)
Effect of Canadian exchange rate changes on cash and cash equivalents	(1,201)	(1,399)	336	360
Cash and cash equivalents at beginning of period	333,183	194,554	497,329	319,644

Cash and cash equivalents at end of period	$525,728	$525,728	$282,273	$282,273

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Loan origination volume	$1,349,222	$2,487,143	$906,097	$1,529,952
Loans securitized	2,068,978	2,917,788	640,004	1,567,762
Average finance receivables	8,926,612	8,797,154	8,794,764	8,918,215
GM lease origination volume	172,764	483,711
Average leased vehicles, net	$377,928	$243,105	$105,857	$113,001

	Successor		Predecessor
	June 30, 2011	December 31, 2010	June 30, 2010
Finance receivables:
Pre-acquisition finance receivables	$5,886,828	$7,724,188	$8,733,518
Post-acquisition finance receivables	3,222,584	923,713

	9,109,412	8,647,901	8,733,518
Add purchase accounting premium	109,206	423,556
Less non-accretable discount on:
Pre-acquisition finance receivables	(524,077)	(847,781)
Less allowance for loan losses on:
Post-acquisition finance receivables	(107,526)	(26,352)
Pre-acquisition finance receivables			(573,310)

	$8,587,015	$8,197,324	$8,160,208

Non-accretable discount as a percentage of ending pre-acquisition finance receivables	8.9%	11.0%

Allowance for loan losses as a percentage of ending post-acquisition finance receivables	3.3%	2.9%

Allowance for loan losses as a percentage of ending pre-acquisition finance receivables			6.6%

	June 30, 2011	December 31, 2010	June 30, 2010
Loan delinquency as a percent of ending finance receivables:
31 - 60 days	4.4%	6.2%	6.2%
Greater than 60 days	1.7	2.4	2.7

Total	6.1%	8.6%	8.9%

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Contracts receiving a payment deferral as an average quarterly percentage of average finance receivables	4.9%	5.1%	5.8%	6.4%

Net charge-offs	$54,260	$139,096	$99,265	$267,658

Annualized net charge-offs as a percent of average finance receivables	2.4%	3.2%	4.5%	6.1%

Net recoveries as a percent of gross repossession charge-offs	56.4%	53.6%	48.6%	46.4%

Components of net margin:

	Successor		Predecessor
	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Finance charge income	$290,916	$558,762	$338,531	$678,423
Other income	38,969	66,290	23,142	44,355
Interest expense	(42,817)	(83,434)	(98,730)	(205,314)

Net margin	$287,068	$541,618	$262,943	$517, 464

Annualized net margin as a percent of average finance receivables:

	Successor		Predecessor
	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Finance charge income	13.1%	12.8%	15.4%	15.3%
Other income	1.7	1.5	1.1	1.0
Interest expense	(1.9)	(1.9)	(4.5)	(4.6)

Net margin	12.9%	12.4%	12.0%	11.7%

	Successor		Predecessor
	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Operating expenses	$85,379	$161,785	$68,304	$143,519

Annualized operating expenses as a percent of average finance receivables	3.8%	3.7%	3.1%	3.2%

Contact:

Caitlin DeYoung

(817) 302-7394